UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2022

SMART GLOBAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-38102	98-1013909
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Walkers Corporate Limited 190 Elgin Avenue George Town, Grand Cayman Cayman Islands	KY1-9008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 623-1231

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Ordinary shares, $0.03 par value per share	SGH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Claude Demby as Senior Vice President and President of LED Solutions

Effective on September 2, 2022 (the “Effective Date”), Claude Demby will retire as Senior Vice President and President of the LED Solutions business of SMART Global Holdings, Inc. (“SGH” or the “Company”). Mr. Demby will provide consulting services to the Company from the Effective Date until April 30, 2023 (the “Consulting Period”). The terms of this consulting arrangement are included in an agreement entered into by and between the Company and Mr. Demby, dated as of August 16, 2022 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Demby’s equity awards that remain unvested as of the Effective Date will continue to vest in accordance with their terms for the duration of Mr. Demby’s services during the Consulting Period. Mr. Demby will also receive his bonus under the Company’s bonus program with respect to the 2022 fiscal year, during which Mr. Demby provided services, with the actual amount to be based on the determination by the Company’s compensation committee of Company performance during the 2022 fiscal year. Mr. Demby will also be allowed to elect continued coverage under the Company’s group health plan, and during the Consulting Period will be charged the same premiums that are paid by active employees. The Consulting Agreement can be terminated at any time by Mr. Demby for any reason upon 30 day’s written notice or by the Company for cause.

The foregoing is a summary description of certain terms of the Consulting Agreement and, by its nature, is incomplete. It is qualified in its entirety by the full text of the Consulting Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending August 26, 2022.

Appointment of Joseph Clark as President of LED Solutions Business

The Company expects to appoint Joseph Clark, Vice President of Global Operations of CreeLED, Inc. (“CreeLED”), as President of its LED Solutions business effective upon Mr. Demby’s retirement. Mr. Clark joined SGH in 2021 in connection with the closing of the SGH’s acquisition of CreeLED from Cree, Inc. Mr. Clark had previously served in a variety of leadership positions at Cree, Inc., which he joined 1998.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2022	SMART Global Holdings, Inc.

	By:	/s/ Anne Kuykendall
Anne Kuykendall
Vice President and General Counsel